UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2013

DREW INDUSTRIES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-13646	13-3250533

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)	Identification No.)

200 Mamaroneck Avenue, White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:     (914) 428-9098

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2012, Registrant and Jason D. Lippert entered into an Executive Employment and Non-Competition Agreement, effective January 1, 2012 (the “Initial Agreement”), providing compensation and benefits in consideration for Mr. Lippert’s services as Chairman and Chief Executive Officer of Lippert Components and Kinro, subsidiaries of Registrant. On April 9, 2012, Registrant filed the compensatory arrangement with Mr. Lippert on Form 8-K, including a copy of the Initial Agreement as Exhibit 10 (iii) (A) to the Form 8-K.

On February 12, 2013, Registrant announced that Mr. Lippert was appointed Chief Executive Officer of Registrant, effective May 10, 2013. On February 26, 2013, Registrant and Mr. Lippert entered into an Amended and Restated Employment and Non-Competition Agreement (the “Amended Agreement”).

The Amended Agreement becomes effective on May 10, 2013 and supersedes the Initial Agreement for the remainder of the term of the Initial Agreement, December 31, 2014. The Amended Agreement incorporates minor changes to the Initial Agreement necessitated by Mr. Lippert’s appointment as CEO of Registrant. The compensation arrangement provided in the Initial Agreement remains virtually unchanged, except that 50% of the annual long-term equity award of the Initial Agreement which vests over five years if certain pre-established targets of earnings per share are achieved has been changed to provide for deferred stock units (“DSUs”) rather than options, in order to more closely align Mr. Lippert’s long-term interests with the interests of stockholders. In addition, the vesting rate formula was changed from 3% for each 1% increase in Adjusted EPS to 2% for each $0.01 increase in Adjusted EPS. Accordingly, Mr. Lippert is entitled to the following:

Each year that the Amended Agreement remains in effect, Registrant’s Compensation Committee will grant to Mr. Lippert DSUs representing 11,200 shares of Registrant’s Common Stock. One-half of such DSUs will vest at the rate of 20% each year commencing one year from the date of grant. One-half of such DSUs will vest at the rate of 2% for each $0.01 increase in Adjusted EPS (as defined) for any year in the five years following the year in which such DSUs were granted (the “Vesting Period”), over Adjusted EPS for the year for which the DSUs are granted, as estimated by Registrant’s Compensation Committee in the fourth quarter of such year; provided, however, that (i) no DSUs will vest for any year for which Adjusted EPS is less than the highest Adjusted EPS for any prior year in the Vesting Period, and (ii) DSUs will vest only to the extent that Adjusted EPS for any year in the Vesting Period exceeds the highest Adjusted EPS for any prior year in the Vesting Period.

Item 9.01   Financial Statements and Exhibits.

Exhibits.

10 (iii)(A). Amended and Restated Executive Employment and Non-Competition Agreement between Registrant and Jason D. Lippert, dated February 26, 2013.

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREW INDUSTRIES INCORPORATED (Registrant)

By:	/s/ Joseph S. Giordano III
Joseph S. Giordano III Chief Financial Officer & Treasurer

Dated: February 26, 2013

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